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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): December 6, 2001



                                VARIAGENICS, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                                          0-31035                                        04-3182077
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  (State or other                                    (Commission                                    (IRS Employer
  jurisdiction of                                    File Number)                                 Identification No.)
  incorporation)



                                60 HAMPSHIRE ST.
                            CAMBRIDGE, MA, 02139-1548
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (617) 588-5300
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ITEM 5.   OTHER EVENTS.

         On or about December 6, 2001, Variagenics, Inc. (the "Company") was made aware of a complaint filed in the United States District Court for the Southern District of New York naming as defendants the Company and certain of its officers and its underwriters through a press release issued by Wolf Haldenstein Adler Freeman & Herz, LLP. The complaint purportedly is filed on behalf of persons purchasing the Company's stock between July 21, 2000 and December 6, 2000, and alleges violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended, and Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The Company has not yet been served with the complaint.

         As described in the press release, the complaint alleges that, in connection with the Company's July 21, 2000 initial public offering, the defendants failed to disclose additional and excessive commissions purportedly solicited by and paid to the underwriter defendants in exchange for allocating shares of the Company's stock to preferred customers and alleged agreements among the underwriter defendants and preferred customers tying the allocation of IPO shares to agreements to make additional aftermarket purchases at pre-determined prices. Plaintiffs claim that the failure to disclose these alleged arrangements made the Company's registration statement on Form S-1 filed with the SEC in July 2000 and the prospectus, a part of the registration statement, materially false and misleading. Plaintiffs seek unspecified damages.

         The Company believes that the allegations, as described in the press release, are without merit and intends to vigorously defend against the plaintiffs' claims, when and if such claims are made. As the Company has not yet been served with the complaint, the Company has not estimated the possibility of loss or range of loss that might result, if any.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     VARIAGENICS, INC.
                                     (Registrant)



Date: December 12, 2001              By: /s/ TAYLOR J. CROUCH
                                         -------------------------------------
                                         President and Chief Executive Officer


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